Exhibit 10.4

VOTING AGREEMENT

     THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of this 8th day of May 2008, by and among Ronald H. Lane, Ph.D. (“Lane”), RH Lane Limited Partnership, a Arizona limited partnership (“Lane LP” and together with Lane, the “Lane Holders”) Harcharan Singh (“Singh”), 2133820 Ontario, Inc., an Ontario company (“Ontario” and together with Singh, the “Singh Holders”), Maneesh Pharmaceuticals Ltd., an Indian corporation (“Maneesh”), Svizera Holdings BV, a Netherlands entity (“Svizera”), Vinay Sapte (“Sapte” and together with Maneesh and Svizera, the “Maneesh Holders”), Axiom Capital Management LLC (“Axiom”), and Indigo Securities LLC (“Indigo”, and, together with Axiom, the “IB Holders”) (the “Lane Holders”, Singh Holders”, “Maneesh Holders”, and the IB Holders to be collectively referred to as the “Stockholders”).

RECITALS

     A.      The Stockholders are record owners and/or beneficial owners (as such term is defined in Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) of Synovics Pharmaceuticals Inc.’s (together with its affiliates, the “Company”) common stock, par value $0.001 per share (the “Common Stock”);

     B.      Svizera and Ontario are the holders of a Convertible Promissory Note (the “Bridge Note”) of Kirk Pharmaceuticals, LLC in the principal amount of $1,000,000 due June 30, 2008 convertible into shares of the Company’s future series of Series C Convertible Redeemable Stock, par value $0.001 per share (the “Series C Preferred Stock”) pursuant to the terms thereof;

     C.      Maneesh has guaranteed in full (by means of a letter of credit) (the “Maneesh Guarantee”) the Company’s obligations under that certain Credit Agreement, dated as of May 22, 2006, between the Company and Bank of India, New York Branch, together with the documents related thereto and executed and delivered in connection therewith (the “BOI Loan”) in complete replacement of the guarantees and undertakings of Nostrum Pharmaceuticals, Inc. (“Nostrum”) and Nirmal Mulye given in connection with the BOI Loan (the “Nostrum Guarantee”);

     D.      Maneesh intends to invest at least $6,000,000 (the “Series C Investment”) to acquire, among other things, shares of Series C Preferred Stock at the initial closing of the Series C Financing (the “Series C Financing”) (including principal of the Bridge Note that “rolls over” into the Series C Financing);

     E.      Simultaneous with the effectiveness of the Maneesh Guarantee and release of the Nostrum Guarantee, Vinay Sapte, a Maneesh Representative (as defined herein), was appointed to the Board of Directors of the Company (the “Board”) and William McCormick and Richard Feldheim resigned from the Board;

     F.      Upon the release from escrow to the Company of Svizera’s Series C Investment in the Series C Financing and subject to the Company’s Articles of Incorporation and Bylaws and any applicable law and regulations (including, without limitation, Section 14(f) of the

Exchange Act and the rules and regulations promulgated thereunder), the Board resolved to increase its size to five and appoint two (2) additional Maneesh Representatives and one (1) Singh Representative (as defined herein) (such new Board, the “Post-Financing Board”);

     G.      In connection with the constitution of the Post-Financing Board, the parties desire to, among other things, provide for establishment of the size of the Post-Financing Board and the election of certain designees of the Stockholders to the Post-Financing Board in accordance with the terms of this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.   Voting Provisions Regarding Board of Directors.

          1.1. Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Post-Financing Board shall be five (5) directors, unless the Post-Financing Board resolves to expand its size to seven (7) directors, in which case the size of the Post-Financing Board shall be seven (7) directors. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Post-Financing Board, including without limitation, all shares of Common Stock and the Series C Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

          1.2. Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Post-Financing Board:

                (a) one (1) director of the Company designated by the Lane Holders (the “Lane Representative”). The Lane Representative shall initially be Lane;

                (b) one (1) director of the Company designated by the Singh Holders (the “Singh Representative”). The Singh Representative shall initially be Singh;

                (c) three (3) directors of the Company designated by the Maneesh Holders (the “Maneesh Representatives”); provided that if the size of the Post-Financing Board is increased to seven (7), then the Maneesh Holders may designate one (1) additional director of the Company. The Maneesh Representatives shall initially be Vinay Sapte, Jyotiindra Gange and Maneesh Sapte. The Stockholders hereby agree that no Maneesh Representative, Lane Representative, or Singh Representative shall ever be Nirmal Mulye or an Affiliate (as defined below) thereof;

                (d) If the size of the Post-Financing Board is increased to seven (7), then the IB Holders shall be entitled to designate one (1) director of the Company who shall preferably be a Certified Public Accountant or a candidate who qualifies as an “audit committee financial expert” as defined by the Sarbanes Oxley Act of 2002 and any rules and regulations thereunder.

                (e) In the event that any of the Lane Holders, the Singh Holders, or the Maneesh Holders shall cease to beneficially own (determined in accordance with Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) at least 4% of the outstanding Common Stock determined as of the date hereof after giving effect to the initial Closing of the offering by the Company of Series C Preferred Stock, then the right of such holders falling below such 4% beneficial ownership to designate the Lane Representative, the Singh Representative, or the Maneesh Representative, as applicable, shall terminate and such right shall be vested in the entire Post-Financing Board. After such initial Closing, the Company shall notify the Stockholders of the number of shares of Common Stock equal to 4% as so determined above.

          1.3. Failure to Designate a Board Member. In the absence of any designation from the persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

          1.4. Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

                (a) no director elected pursuant to Sections 1.2 or Section 1.3 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person(s) (as defined below), or of the holders of the class of stock, entitled under Section 1.2 to designate that director or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Post-Financing Board seat pursuant to Section 1.2 is no longer so entitled to designate or approve such director or occupy such Post-Financing Board seat; and

                (b) any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or Section 1.3 shall be filled pursuant to the provisions of this Section 1.

     All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

          1.5. No Liability for Election of Recommended Directors. No party, nor any Affiliate of any such party, shall have any liability as a result of designating a Person for election as a director for any act or omission by such designated Person in his or her capacity as a director of the Company, nor shall any party have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

     For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person.

          1.6 Mulye and Affiliates. Each of the Stockholders agrees that it shall not vote its respective shares, contrary to the resolution of a majority of disinterested directors of the Company, to engage in any fashion Nirmal Mulye, Anil Anand, Nostrum Pharmaceuticals, Inc. or any of their respective affiliates or associates (the “Mulye Parties”), other than to resolve outstanding disputes between the Company and any affiliates thereof and any Mulye Parties.

     2.   Remedies.

          2.1. Irrevocable Proxy. Each party to this Agreement hereby constitutes and appoints a designee of each of the Lane Holders, the Singh Holder and the Maneesh Holders, and each of them, with full power of substitution, as the proxies of the party with respect to the matters set forth herein, including without limitation, election of persons as members of the Post-Financing Board in accordance with Section 1 hereto, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Post-Financing Board determined pursuant to and in accordance with the terms and provisions of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 4 hereof. Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 4 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

          2.2. Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

          2.3. Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     3.   Increase in Authorized Capital Stock. Each Stockholder also agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to authorize an increase in the authorized capital stock of the Company so that there will be sufficient shares of Common Stock available for (i) conversion of all of the then-outstanding shares of the Company’s Series C Preferred Stock, (ii) exercise of warrants for Common Stock issued in connection with the Company’s Series C Preferred Stock, if and to the extent that any such conversion or exercise would otherwise be prevented due to an insufficient number of shares of authorized Common Stock, and (iii) issuance upon the exercise, conversion or exchange of then outstanding or contemplated exercisable, convertible, or exchangeable securities of the Company or its subsidiaries.

     4.   Term. This Agreement shall become effective immediately upon the constitution of the Post-Financing Board (the “Effective Time”) and shall continue in effect until and shall terminate upon the earliest to occur of (a) upon the date as of which the parties hereto terminate this Agreement by written consent of each of the Company and the Stockholders, (b) the fifteenth anniversary of the Effective Time, (c) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company’s assets or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 4.1(c) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company, or (d) the Maneesh Holders at any time beneficially own (as such term is defined in Rule 13d-3 of the Exchange Act) less than 5% of the outstanding shares of the Common Stock.

     5.   Miscellaneous.

          5.1 Ownership. Other than as set forth in Schedule 5.1 hereto, each Stockholder represents, warrants and covenants that (a) such Stockholder has good and valid title to and has the sole and exclusive right and power to exercise all voting rights and other rights with respect to its Shares and will have the sole and exclusive right and power to exercise all voting rights and other rights with respect to its Shares, (b) the Shares owned by such Stockholder and the certificates representing such Shares are held by such Stockholder free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder and with respect to the Lane Holders, a pledge pursuant to that certain Pledge Agreement dated as of April 3, 2008 between Lane and Axiom Capital Management, Inc., and (c) such Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Stockholder enforceable in accordance with its terms.

          5.2. Additional Parties. Other than bona fide unaffiliated third party transferees or assignees of Shares pursuant to a registration statement under the Securities Act of 1933, as amended, or Rule 144 thereunder (“Permitted Sales”), each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any such transferee or assignee, such transferee or assignee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. Other than Permitted Sales, the Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 5.2. Except for certificates representing Shares sold pursuant to Permitted Sales, each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed with the legend set forth in Section 5.12.

          5.6. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns, heirs, executors, estates, and representatives of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          5.7. Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of law principles that would result in the application of any law other than the law of the State of Nevada.

          5.8. Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.9. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          5.10. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such address as subsequently modified by written notice given in accordance with this Section 5.7. A copy of all notices shall also be sent to Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, (212) 371-5500, Attention: Robert Steven Brown and if notice is given to the Lane Holders, a copy shall also be given to ____________, if notice is given to the Singh Holders, a copy shall also be given to ________, if notice is given to the Maneesh Holders, a copy shall also be given to Golenbock Eiseman Assor Bell & Peskoe LLP, 437 Madison Avenue New York, New York 10022, (212) 907 7385, Attention: William G. Pearlstein, Esq., and if notice is given to the IB Holders, a copy shall also be given to ___________________.

          5.11. Amendment or Waiver. This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by all the parties to this Agreement.

          5.12. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          5.13. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          5.14. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

          5.15. Legend on Share Certificates. Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

     The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 5.12 herein shall not affect the validity or enforcement of this Agreement.

          5.16. Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5.12.

          5.17. Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

          5.18. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          5.19. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

          5.20. Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

          5.18 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          5.19. Spousal Consent. If any individual Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Signature Page(s) Follow(s)]

     IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

STOCKHOLDERS:

RONALD H. LANE, PH.D.:

Name:	Ronald H. Lane, Ph.D.
Address:	3102 North Manor Drive West
Phoenix, Arizona 85014
Telephone No.:	602-866-0169
Fax No.:	602-866-0169

R H LANE LIMITED PARTNERSHIP:

By:
Name:	Ronald H. Lane, Ph.D.
Title:	General Partner
Address:	3102 North Manor Drive West
Phoenix, Arizona 85014
Telephone No.:	602-866-0169
Fax No.:	602-866-0169

2133820 ONTARIO INC.:

By:
Name:	Prembala Singh
Title:
Address:	c/o Aundhia & Parikh
265 Rimrock Road, Suite 1
North York, Ontario MA3C6 Canada
Attention: Gitu Parikh
Telephone No.:	416-635-8025
Fax No.:	416-638-6815

SIGNATURE PAGE TO VOTING AGREEMENT

HARCHARAN SINGH:

Name:	Harcharan Singh
Address:	c/o Aundhia & Parikh
265 Rimrock Road, Suite 1
North York, Ontario MA3C6 Canada
Attention: Gitu Parikh
Telephone No.:	416-635-8025
Fax No.:	416-638-6815

MANEESH PHARMACEUTICALS LTD.

By:
Name:
Title:
Address:

Telephone No.:
Fax No.:

SVIZERA HOLDINGS BV:

By:
Name:
Title:
Address:	Antennestraat 43, Post Box 60300,1320 AY
Almere, The Netherlands
Telephone No.:
Fax No.:

VINAY SAPTE:

Name:	Vinay Sapte
Address:

Telephone No.:
Fax No.:

SIGNATURE PAGE TO VOTING AGREEMENT

AXIOM CAPITAL MANAGEMENT LLC:

By:
Name:
Title:
Address:

Telephone No.:
Fax No.:

INDIGO SECURITIES LLC:

By:
Name:
Title:
Address:

Telephone No.:
Fax No.:

SIGNATURE PAGE TO VOTING AGREEMENT

EXHIBIT A

ADOPTION AGREEMENT

     This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of April [__], 2008 (the “Agreement”), by and among certain of the Stockholders of Synovics Pharmaceuticals, Inc., as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

     1.1   Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) as a transferee of Shares from a party bound by the Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Agreement.

     1.2   Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

     1.3   Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:
By:
Name and Title of Signatory
Address:

Facsimile Number:

EXHIBIT B

CONSENT OF SPOUSE

     I, [____________________], spouse of [______________], acknowledge that I have read the Voting Agreement, dated as of May 8, 2008, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

     I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

     I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
[Name of Key Holder’s Spouse, if any]

Schedule 5.1

Lane has pledged 500,000 shares of Common Stock to Princeton Holding as collateral, which collateral shall be released on the payment of the final $100,000 of the Princeton Note upon the initial closing of the Series C Offering. In addition, Lane sold 1,000,000 shares of Common Stock in 2006 on a three year note at $3.00 per share, wherein Lane continues to have beneficial ownership and voting rights until the note is repaid or stock returned and note cancelled.